                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
               VANGUARD WORLD FUND, INC. (U.S. GROWTH PORTFOLIO)


1. Average Annual Total Return (As of August 31, 1997)



          P (1 + T)n = ERV

     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
      One Year
           P =   $1,000
           T =   +32.50%
           N =   1
         ERV =   $1,325.04
    Five Years
           P =   $1,000
           T =   +17.26%
           N =   5
         ERV =   $2,216.59
    Ten Years
           P =   $1,000
           T =   +14.14%
           N =   10
         ERV =   $3,752.24



2. YIELD (30 Days Ended August 31, 1997)



                           a - b
                           -----
               Yield = 2[( c X d    + 1)(6) - 1]
        Where:   a = dividends and interest accrued during the period based on the market price
                 b = expense dollars during the period
                 c = the 30-day average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example     a = $8,739,737.33
                b = $2,466,981.63
                c = 268,763,044.40
                d = $27.74
             Yield = 1.01%

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
           VANGUARD WORLD FUND, INC. (INTERNATIONAL GROWTH PORTFOLIO)


1. Average Annual Total Return (As of August 31, 1997)



          P (1 + T)n = ERV

     Where   P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
      One Year
           P =   $1,000
           T =   +15.84%
           N =   1
         ERV =   $1,158.37
    Five Years
           P =   $1,000
           T =   +14.58%
           N =   5
         ERV =   $1,975.32
    Ten Years
           P =   $1,000
           T =   +8.42%
           N =   10
         ERV =   $2,245.11